UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017

RESTAURANT BRANDS INTERNATIONAL INC.

RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Canada Ontario	001-36786 001-36787	98-1202754 98-1206431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Restaurant Brands International Inc.

Restaurant Brands International Limited Partnership

226 Wyecroft Road

Oakville, Ontario L6K 3X7

(Address of principal executive offices, including Zip Code)

(905) 845-6511

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On February 21, 2017, Restaurant Brands International Inc., a corporation existing under the laws of Canada (“Parent”), Restaurant Brands Holdings Corporation, a corporation existing under the laws of the Province of Ontario (“Intermediate Parent”), and Orange, Inc., a Minnesota corporation and an indirect subsidiary of Parent (“Sub”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Popeyes Louisiana Kitchen, Inc., a Minnesota corporation (the “Company”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Sub will commence a cash tender offer (the “Offer”) to purchase all the outstanding shares of the common stock, par value $0.01 per share, of the Company (the “Shares”), for a purchase price of $79.00 per share in cash, without interest (the “Offer Price”), subject to the terms and conditions of the Merger Agreement. Following the closing of the Offer, Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. The Merger Agreement also provides that the Merger may be consummated regardless of whether the Offer is completed, but if the Offer is not completed, the Merger will only be consummated after the shareholders of the Company have adopted and approved the Merger Agreement at a meeting of shareholders.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares (a) issued and outstanding immediately prior to the Effective Time that are directly owned by Sub at such time (including all Shares accepted for payment pursuant to the Offer, whether or not such shares are registered in the name of Sub or any of its affiliates as of the Effective Time) or by any subsidiary of the Company and (b) as to which dissenters rights have been perfected (and not withdrawn) in accordance with applicable law) will be converted into the right to receive the Offer Price in cash, without interest.

At the Effective Time:

•	each unexercised option to acquire Shares that is outstanding immediately prior to the Effective Time will be canceled, with the holder thereof becoming entitled to receive, an amount in cash, without interest, equal to (a) the excess, if any, of (i) the Offer Price over (ii) the exercise price per Share subject to such option multiplied by (b) the number of Shares subject to such option;

•	each Share that was subject to restricted share unit awards that were subject to service-based vesting or delivery requirements (an “RSU”) and that is outstanding immediately prior to the Effective Time will be canceled, with the holder thereof becoming entitled to receive an amount in cash, without interest, equal to (a) the Offer Price multiplied by (b) the number of Shares subject to such RSU at the Effective Time;

•	each Share that was subject to deferred delivery requirements pursuant to a deferred stock unit award (a “DSU”) that is outstanding immediately prior to the Effective Time shall be canceled, with the holder thereof becoming entitled to receive an amount in cash, without interest, equal to (a) the Offer Price multiplied by (b) the number of Shares subject to such DSU at the Effective Time;

•	each Share that was subject to restricted stock awards that were subject to performance-based vesting or delivery requirements, assuming settlement of such awards based on the attainment of performance goals at target levels (a “PSU”), that is outstanding immediately prior to the Effective Time shall be vested as to the number of Shares issuable pursuant to such PSU (a) based upon an assumed attainment of the target level of performance applicable to such PSU (if the Effective Time occurs during the performance period applicable to such PSU) or (b) based on actual level of performance (if the Effective Time occurs after the performance period applicable to such PSU) (the “PSU Shares”), and canceled, with the holder thereof becoming entitled to receive an amount in cash, without interest, equal to (i) the Offer Price multiplied by (ii) the number of PSU Shares attributable to such PSU; and

•	each Share that was subject to restricted stock awards that were subject to service-based vesting or delivery requirements (a “Company Restricted Stock Award”) that is outstanding immediately prior to the Effective Time shall, at the Effective Time, be canceled, with the holder thereof becoming entitled to receive, on the date which the Effective Time occurs, an amount in cash, without interest, equal to (a) the Offer Price multiplied by (b) the number of Shares subject to such Company Restricted Stock Award at the Effective Time.

The Merger Agreement contains various customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of each of the Company’s business prior to the closing.

The Company has also granted to Sub an option (the “Top-Up”) to purchase at a price per share equal to the Offer Price, a number of newly issued, fully paid and nonassessable Shares (the “Top-Up Shares”) equal to the lowest number of Shares that, when added to the number of Shares owned, directly or indirectly, by Sub (and, if applicable, Parent) at the time of the closing of the Top-Up, constitutes one Share more than 90% of the Shares on a fully diluted basis, but not less than one share more than 90% of the Shares outstanding immediately prior to the issuance of such Top-Up Shares; provided that the Top-Up may not be exercised to purchase an amount of Top-Up Shares in excess of the number of Shares authorized and unissued and not reserved for issuance at the time of exercise of the Top-Up.

The completion of the Offer is subject to customary conditions, including, among others: (a) that the number of Shares validly tendered and not validly withdrawn prior to the expiration of the Offer, when added to the Shares owned by Parent and its affiliates, represents at least a majority of the fully diluted shares of the Company as of the expiration of the Offer (without giving effect to the closing of the Top-Up); (b) the absence of a material adverse effect on the Company; and (c) the satisfaction or waiver of other customary closing conditions as set forth in the Merger Agreement, including approval from antitrust authorities in the United States.

The Company has also agreed not to (a) solicit proposals relating to certain alternative transactions or (b) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, subject to certain exceptions to permit the Company’s board of directors to comply with its fiduciary duties. Notwithstanding these “no-shop” restrictions, under specified circumstances the Company’s board of directors may change its recommendation and may also terminate the Merger Agreement either (i) to accept a superior proposal or (ii) in response to an intervening event, in each case upon payment of the termination fee described below.

The Merger Agreement contains termination rights for each of the Company and Parent, among others, if the Offer expires at a time when Parent is not obligated to consummate or extend the Offer under the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, including (a) a termination by the Company to accept a superior proposal that did not result from a breach of the non-solicitation provisions and enter into an agreement providing for such superior proposal immediately following or concurrently with such termination, (b) termination by Parent following (i) a change of recommendation by the board of directors of the Company, (ii) the Company’s failure to include the recommendation of the board of directors of the Company in favor of the Offer in its Schedule 14D-9 or proxy statement to be delivered to shareholders, (iii) the failure of the board of directors of the Company to reaffirm its recommendation in favor of the Offer or (iv) the commencement of a tender or exchange offer relating to the securities of the Company if the Company has not, within ten business days after the commencement of such tender or exchange offer disclosed that the Company recommends rejecting such tender or exchange offer, the Company would be required to pay Parent a termination fee of $51 million (the “Termination Fee”). Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent the Termination Fee if the Merger Agreement is terminated, a competing acquisition proposal has previously been publicly made, and the Company enters into an agreement for an alternative change of control transaction that is subsequently consummated within 12 months following such termination.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent, Intermediate Parent or Sub. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, Parent, Intermediate Parent or Sub at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

Commitment Letter

Two indirect subsidiaries of Parent, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia, and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of 1011778 B.C. (the “Borrowers”) have entered into a commitment letter (the “Commitment Letter”), dated as of February 21, 2017, with JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (such financial institutions being referred to as the “Commitment Parties”).

Pursuant to the Commitment Letter, the Commitment Parties have committed to provide incremental term loans of up to $1.3 billion under the Credit Agreement dated as of October 27, 2014 (the “Credit Agreement”), by and among the Borrowers, 1013421 B.C. Unlimited Liability Company, as holdings, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

The loans provided under the Commitment Letter will be used, together with cash on hand, for the purpose of funding (i) the payment of the consideration in the Offer and the Merger, (ii) transaction fees and expenses incurred by Parent in connection with the Offer and the Merger, and (iii) the refinancing of all outstanding debt of the Company under its or its subsidiaries’ existing Amended and Restated Credit Agreement, dated as of January 22, 2016.

The financing commitments of the Commitment Parties are subject to various conditions set forth in the Commitment Letter.

A copy of the Commitment Letter is attached hereto as Exhibit 10.39 and is incorporated herein by reference. The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 7.01	Regulation FD Disclosure.

On February 21, 2017, Parent and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Additional Information

The proposed Offer described above has not yet commenced. This Form 8-K is not an offer to buy nor a solicitation of an offer to sell any of the securities of the Company. The solicitation and the offer to buy the shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Sub and Parent intend to file with the U.S. Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the proposed transaction. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the proposed transaction free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of Popeyes’ website at http://investor.popeyes.com/.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF POPEYES AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE PROPOSED TRANSACTION

THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE PROPOSED TRANSACTION.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 21, 2017, by and among Restaurant Brands International Inc., Popeyes Louisiana Kitchen, Inc., Orange, Inc., and, solely for purposes of Section 9.03 of the Agreement and Plan of Merger, Restaurant Brands Holdings Corporation.

10.39	Commitment Letter, dated as of February 21, 2017, among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

99.1	Joint Press Release, issued February 21, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC. RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

/s/ Joshua Kobza
Date: February 22, 2017	Name:	Joshua Kobza
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 21, 2017, by and among Restaurant Brands International Inc., Popeyes Louisiana Kitchen, Inc., Orange, Inc., and, solely for purposes of Section 9.03 of the Agreement and Plan of Merger, Restaurant Brands Holdings Corporation.

10.39	Commitment Letter, dated as of February 21, 2017, among 1011778 B.C. Unlimited Liability Company, New Red Finance, Inc., JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

99.1	Joint Press Release, issued February 21, 2017.